UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the authority vested in the Company’s Board of Directors to amend provided under the Company’s Amended and Restated Code of Regulations (the “Code”), on August 20, 2014 the Board approved the further amendment and restatement to the Code in connection with determinations by the Board and management to clarify the role of the Board’s Chairman following the retirement from the Board of James W. Everson on April 16, 2014. Prior to his retirement, Mr. Everson had served the combined positions of both Board Chairman and as a senior executive officer of the Company. In the wake of the retirement of Mr. Everson from the Board of Directors, the Board has determined to adopt the practice of appointing non-executive officer directors to serve as Chairman. In keeping with this determination, the Board of Directors adopted revisions to various sections of the Code to clarify that the Chairman of the Company’s Board of Directors shall not be designated as, or perform the functions of, an executive officer of the Company, which revisions are described in greater detail below:

Section 12 of the Code was revised to indicate that both the officers of the Corporation and the Chairman are to appointed by the Board of Directors at each annual organizational meeting thereof, thereby clarifying that the position of the Chairman is distinct from the position of an executive officer of the Company.

Section 14 of the Code was revised to eliminate the specific authority of the Chairman to call a Special Meeting of the Shareholders, thereby making the Chairman’s ability to call a Special Meeting of the Shareholder consistent with all other members of the Company’s Board of Directors.

A new Section 15 defining the scope of the authority of the Chairman of the Board was added to the general section of the Code which governs the Company’s Board of Directors. This new section was included in order to clarify that the position of the Chairman is that of a Board position, as opposed to an executive officer position of the Company. In connection with this amendment, former section 21, which had previously designated the Chairman as an executive officer of the Company and defined the scope of his or her duties as such, was stricken from the Code. Because of the related addition and deletion of these two sections, all sections beginning with former section 15 and going up to former section 21 of the Code were renumbered accordingly.

Sections 23, 24 and 25 of the Code were revised to eliminate the specific authority of the Chairman to delegate additional duties and responsibilities to the various executive officers of the Company, thereby making the Chairman’s ability to delegate such duties consistent with all other members of the Company’s Board of Directors.

In addition to the amendments related to the powers and responsibilities of the Chairman of the Board, the Board of Directors also amended section 6 of the Code to expand the permissible number of members of the Company’s Board of Directors from no less than seven and no more than twenty-five to no less than five to no more than twenty-five.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

3.2	Code of Regulations of United Bancorp, Inc., amended and restated as of August 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2014	UNITED BANCORP, INC.

/s/ Scott A. Everson
Scott A. Everson, President and CEO